UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2026

CO-DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Utah	001-38148	46-2609363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 S. Foothill Drive, Suite D, Salt Lake City, Utah 84109

(Address of principal executive offices) (Zip Code)

(801) 438-1036

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CODX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously disclosed, on September 3, 2026, Co-Diagnostics, Inc. (the “Company”) held its previously announced Annual Meeting of Stockholders (the “Annual Meeting”). Because a quorum was not present or represented, the Company was unable to transact business at the Annual Meeting. The Annual Meeting was subsequently adjourned and reconvened on September 24, 2026 and September 30, 2026, but a quorum was not present or represented on either date. The Annual Meeting was therefore adjourned again to October 14, 2026.

On October 14, 2026, the Company reconvened the Annual Meeting. A quorum was not present or represented, and the Company was therefore unable to transact business at the Annual Meeting. The Company determined not to adjourn the Annual Meeting again.

The Company currently intends to seek stockholder approval of the proposals that were to be considered at the Annual Meeting at a special meeting of stockholders to be held on a future date. If the Company proceeds with such special meeting, the Company will announce the date, time and location of the special meeting and provide additional information regarding the special meeting and the matters to be considered thereat in proxy materials to be filed with the Securities and Exchange Commission and distributed to the Company’s stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CO-DIAGNOSTICS, INC.

Date: October 15, 2026	By:	/s/ Dwight Egan
	Name:	Dwight Egan
	Title:	Chief Executive Officer
(Principal Executive Officer)